Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of March 20, 2017 (this “Agreement”), among Gartner, Inc., a Delaware corporation (the “Borrower”), each other Loan Party party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), as administrative agent (the “Administrative Agent”) which shall amend that certain Credit Agreement, dated as of June 17, 2016, among the Borrower, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended pursuant to that certain First Amendment thereto (the “First Amendment”), dated as of January 20, 2017, among the Borrower, each other Loan Party party thereto, the Lenders party thereto, and the Administrative Agent, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, and the Borrower has requested that the Credit Agreement and the Guarantee and Collateral Agreement be amended as set forth herein;

WHEREAS, such amendments shall include, among other things, (i) the extension of the Term Loan Maturity Date and the repricing of the existing Term Loans under the Credit Agreement (such extended and repriced Initial Term Loans, the “Extended Term Loans”), (ii) the extension of the Revolving Termination Date with respect to the Revolving Commitments (such extended Revolving Commitments, the “Extended Revolving Commitments”) and (iii) the increase of certain thresholds included in the Guarantee and Collateral Agreement and certain other modifications thereto;

WHEREAS, the Extended Term Loans and Extended Revolving Loans will otherwise have the same terms as the Term Loans and Revolving Loans, respectively, currently outstanding under the Credit Agreement except as otherwise set forth herein;

WHEREAS, each existing Term Lender (each, an “Existing Term Lender”; the existing Term Loans held by it, its “Existing Term Loan”) that executes and delivers a signature page to this Agreement and in connection therewith agrees to continue all or a portion of its outstanding Existing Term Loans as Extended Term Loans (such continued Term Loans, the “Continued Term Loans,” and such Term Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue all or a portion of its Existing Term Loans outstanding on the Second Amendment Effective Date (as defined below) as Extended Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (the amount so continued being the amount allocated to such Continuing Term Lender by JPMorgan Chase Bank, as lead arranger and bookrunner (in such capacity, the “Lead Arranger”));

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that agrees to make Extended Term Loans (collectively, the “Additional Term Lenders”) will make Extended Term Loans to the Borrower on the Second Amendment Effective Date (the “Additional Extended Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Lead Arranger and the Borrower and notified to such Additional Term Lender;

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “Extended Term Lenders”) are severally willing to continue their Existing Term Loans as Extended Term Loans and/or to make Additional Extended Term Loans, as the case may be, subject to the terms and conditions set forth in this Agreement;

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WHEREAS, the proceeds of the Additional Extended Term Loans will be used by the Borrower to (i) repay in full the outstanding principal amount of the Existing Term Loans that are not continued as Extended Term Loans hereunder and (ii) pay accrued interest on any of the foregoing and any related premiums, fees and expenses;

WHEREAS, each existing Revolving Lender (each, an “Existing Revolving Lender”; the existing Revolving Loans held by it, its “Existing Revolving Loans,” the existing Revolving Commitments held by it, its “Existing Revolving Commitments”) that executes and delivers a signature page to this Agreement and in connection therewith agrees to continue all or a portion of its outstanding Existing Revolving Commitments as Extended Revolving Commitments (such continued Revolving Commitments, the “Continued Revolving Commitments” and such Revolving Lenders, collectively, the “Continuing Revolving Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue all or a portion of its Existing Revolving Commitments outstanding on the Second Amendment Effective Date as Extended Revolving Commitments in a principal amount equal to the aggregate principal amount of such Existing Revolving Commitments so continued (the amount so continued being the amount allocated to such Continuing Revolving Lender by the Lead Arranger);

WHEREAS, each Person (other than a Continuing Revolving Lender in its capacity as such) that agrees to make available Extended Revolving Commitments (collectively, the “Additional Revolving Lenders”) will make available Extended Revolving Commitments (the “Additional Extended Revolving Commitments”) to the Borrower on the Second Amendment Effective Date in such amount as is determined by the Lead Arranger and the Borrower and notified to such Additional Revolving Lender;

WHEREAS, the Continuing Revolving Lenders and the Additional Revolving Lenders (collectively, the “Extended Revolving Lenders” and, together with the Extended Term Lenders, the “Extended Lenders”) are severally willing to continue their Existing Revolving Commitments as Extended Revolving Commitments and/or to make available Additional Extended Revolving Commitments, as the case may be, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Borrower, each other Loan Party, the Required Lenders, the Extended Term Lenders, the Extended Revolving Lenders and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Extended Term Loans.

(a) Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue all or a portion of its Existing Term Loans as an Extended Term Loan on the date requested by the Borrower to be the Second Amendment Effective Date in a principal amount equal to such Existing Term Loans and (ii) each Additional Term Lender agrees to make an Extended Term Loan on such date to the Borrower in a principal amount equal to such Additional Term Lender’s Extended Term Loan Commitment (as defined below). For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and an Extended Term Lender as of the Second Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Second Amendment Effective Date, a signed

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counterpart to this Agreement in its capacity as an Extended Term Lender. The Borrower shall give notice to the Administrative Agent of the proposed Second Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Extended Term Lender thereof.

(b) Each Additional Term Lender will make its Extended Term Loan on the Second Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.2 of the Credit Agreement, an amount equal to its Extended Term Loan Commitment. The “Extended Term Loan Commitment” of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Second Amendment Effective Date. The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Extended Term Loan. The Extended Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.10 of the Credit Agreement. The execution of the Borrower of this Agreement shall be deemed to constitute written irrevocable notice in accordance with the procedures set forth in Section 2.2 of the Credit Agreement requesting that the Additional Term Lender make the Extended Term Loans. The Extended Term Lenders hereby agree to waive the notice requirements of Section 2.2 of the Credit Agreement and any indemnity claim for LIBOR breakage costs under Section 2.18 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

(c) The obligation of each Extended Term Lender to make or acquire by continuation Extended Term Loans on the Second Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 7 of this Agreement.

(d) On and after the Second Amendment Effective Date, the Credit Agreement is hereby amended so that each reference in the Credit Agreement to “Term Loans” shall be deemed a reference to the Extended Term Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Loan Lender in respect of such Lender’s Existing Term Loans.

(e) The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Administrative Agent (in consultation with the Borrower), including by repayment of Continued Term Loans of a Continuing Term Lender from the proceeds of Extended Term Loans followed by a subsequent assignment to it of Extended Term Loans in the same amount.

SECTION 3. Extended Revolving Commitments.

(a) Subject to the terms and conditions set forth herein (i) each Continuing Revolving Lender agrees to continue all or a portion of its Existing Revolving Commitments as Extended Revolving Commitments on the date requested by the Borrower to be the Second Amendment Effective Date in a principal amount equal to such Existing Revolving Commitments and (ii) each Additional Revolving Lender agrees to make available Additional Extended Revolving Commitments on such date to the Borrower in a principal amount equal to such Additional Revolving Lender’s Extended Revolving Commitment (as defined below). For

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purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and an Extended Revolving Lender as of the Second Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Second Amendment Effective Date, a signed counterpart to this Agreement in its capacity as an Extended Revolving Lender. The Borrower shall give notice to the Administrative Agent of the proposed Second Amendment Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Extended Revolving Lender thereof.

(b) Each Additional Revolving Lender will make its Extended Revolving Commitments available on the Second Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.5 of the Credit Agreement, an amount equal to its Extended Revolving Commitment. The “Extended Revolving Commitment” of any Additional Revolving Lender will be such amount (not exceeding any commitment offered by such Additional Revolving Lender) allocated to it by the Lead Arranger and notified to it on or prior to the Second Amendment Effective Date. The commitments of the Additional Revolving Lenders and the continuation undertakings of the Continuing Revolving Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Extended Revolving Commitments. The Extended Revolving Loans under the Extended Revolving Commitments may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.10 of the Credit Agreement. The Extended Revolving Lenders hereby agree to waive any indemnity claim for LIBOR breakage costs under Section 2.18 of the Credit Agreement in connection with the prepayment or replacement of Existing Revolving Loans contemplated hereby.

(c) The obligation of each Extended Revolving Lender to make available or continue Extended Revolving Commitments on the Second Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 7 of this Agreement.

(d) On and after the Second Amendment Effective Date, the Credit Agreement is hereby amended so that each reference in the Credit Agreement to “Revolving Loans” and “Revolving Commitments” shall be deemed a reference to the Extended Revolving Loans and Extended Revolving Commitments contemplated hereby, respectively, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Revolving Lender in respect of such Lender’s Existing Revolving Commitments.

(e) Each Extended Revolving Lender shall make an Extended Revolving Loan on the Second Amendment Effective Date, the proceeds of which will be used to repay Revolving Loans of the other Revolving Lenders immediately prior to the Second Amendment Effective Date, and participations in Letters of Credit shall be reallocated among the Extended Revolving Lenders, so that, after giving effect thereto, the Extended Revolving Loans, Extended Revolving Commitments and participations in Letters of Credit outstanding on the Second Amendment Effective Date are held by the Extended Revolving Lenders pro rata based on their Extended Revolving Commitments after giving effect to the Extended Revolving Commitments on the Second Amendment Effective Date (the “Reallocation”). For the avoidance of doubt (a) commitment fees and interest shall be payable on the next date that fees and interest are payable pursuant to Section 2.6 and Section 2.12 of the Credit Agreement, respectively, and reflect the relative principal amounts of Extended Revolving Loans and participations in Letters of Credit held by the Revolving Lenders both before and after the Reallocation, and the Borrower shall not

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be required to disburse an interest or fee payment to the Revolving Lenders on the Second Amendment Effective Date (although interest and fees shall accrue on such date) merely due to receiving payment of Revolving Loans on such date pursuant to the Reallocation and (b) none of the notifications contemplated by Section 2.8 shall be required for any repayment of Revolving Loans made pursuant to the Reallocation. Notwithstanding anything to the contrary herein, after giving effect to the Reallocation, (i) the Applicable Margin for the Extended Revolving Loans held by the Extended Revolving Lenders for the Interest Period in which the Second Amendment Effective Date occurs shall be calculated to give effect to the Reallocation on and after the Second Amendment Effective Date and (ii) the Interest Period in which the Second Amendment Effective Date occurs shall not be changed. Each Extended Revolving Lender agrees that the prepayment of Revolving Loans pursuant to the Reallocation shall not be considered a prepayment for purposes of Section 2.18 of the Credit Agreement.

(f) The continuation of Continued Revolving Commitments may be implemented pursuant to other procedures specified by the Lead Arranger (in consultation with the Borrower), including by repayment of Continued Revolving Commitments of a Continuing Revolving Lender from the proceeds of Extended Revolving Loans followed by a subsequent assignment to it of Extended Revolving Loans in the same amount.

SECTION 4. Declining Lenders. If any (i) existing Term Lender holding Term Loans or (ii) existing Revolving Lender holding Revolving Commitments declines or fails to consent to this Agreement (any such Lender, a “Declining Lender”) by returning a signed counterpart to this Agreement to the Administrative Agent prior to 5:00 p.m. New York time on Wednesday, March 15, 2017, then pursuant to and in compliance with the terms of Section 2.20 of the Credit Agreement, such Declining Lender may be replaced and its relevant Loans and/or Commitments, as applicable, purchased and assumed by an assignee to be determined by the Administrative Agent (which will also be deemed to be the execution of an Assignment and Assumption, and the execution of this Agreement by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Credit Agreement) thereto) and payment of the purchase price required by Section 2.20 of the Credit Agreement. For purposes hereof, the Administrative Agent and the Borrower agree that this Agreement shall constitute an Assignment and Assumption for purposes of the Credit Agreement (including, without limitation, in respect of Section 2.20) and that the provisions set forth in Exhibit D to the Credit Agreement shall apply mutatis mutandis in regard to any assignments effected hereby. For the avoidance of doubt, any Declining Lender may consent to this Agreement solely in its capacity as Lender under the Credit Agreement immediately prior to being replaced on the Second Amendment Effective Date for purposes of calculating receipt of the consent of the Required Lenders.

SECTION 5. Amendments. Effective as of the Second Amendment Effective Date (a) the Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the selected pages of the Credit Agreement attached as Exhibit A hereto, (b) the Guarantee and Collateral Agreement is amended in a similar manner as set forth in the selected pages of the Guarantee and Collateral Agreement attached as Exhibit B hereto, (c) all of Exhibit A is deleted and replaced with “Reserved” and (d) Exhibit G and Exhibit H of the Credit Agreement are each hereby amended by (i) replacing the reference therein to “3.00” with “3.50” and (ii) replacing the reference Schedule G and Schedule H are each hereby amended by replacing “3.00” with “3.50” in footnote 3 thereof to “2.1(b)(i)(y) or 2.4(b)(ii)” with “2.1(b)(i)(z) or 2.4(b)(iii)” (collectively, such amendments, the “Amendments”), except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Agreement or otherwise included as part of said Exhibit A or Exhibit B shall remain in effect without any amendment

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or other modification thereto. For the avoidance of doubt, each party hereto acknowledges that the Final Amendments (as defined in the First Amendment) are included in such Exhibit A for reference purposes but shall not be in effect until the Final Amendment Effective Date (as defined in the First Amendment).

SECTION 6. Representations and Warranties. The Borrower represents and warrants to each of the Extended Lenders and the Administrative Agent that as of the Second Amendment Effective Date:

(a) Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and, in the case of the Borrower, to authorize the extensions of credit pursuant to the Extended Revolving Loans on the terms and conditions of this Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party party hereto. This Agreement constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (unless such representations and warranties are already so qualified in which case, such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date unless such representation relates solely to an earlier date, in which case such representation shall be true and correct as of such date.

SECTION 7. Conditions to Effectiveness of the Amendments. This Agreement and the Amendments shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Second Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from the Borrower, each other Loan Party, the Administrative Agent, the Required Lenders, the Extended Term Lenders and the Extended Revolving Lenders a counterpart of this Agreement signed on behalf of such party or written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; and

(b) The Administrative Agent shall have received on or before the Second Amendment Effective Date (i) all fees and other amounts required to be paid to the Administrative Agent and the Lenders on or prior to the Second Amendment Effective Date (including, without limitation, amounts required to be paid to each Declining Lender pursuant to Section 2.20 of the Credit Agreement) and (ii) all expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel) at least three Business Days prior to the Second Amendment Effective Date (except as otherwise agreed by the Borrower) to the extent such expenses are payable pursuant to Section 10.5 of the Credit Agreement.

SECTION 8. Effect on the Loan Documents. (a) Except as specifically contemplated hereby, this Agreement shall not extinguish the Term Loans outstanding under the Credit Agreement and nothing herein contained shall be construed as a substitution or novation of the Term Loans outstanding

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under the Credit Agreement, which shall remain outstanding after the Second Amendment Effective Date, as modified hereby. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Agreement and the Amendments and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Agreement and the Amendments, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents;

(b) Upon the Second Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Credit Agreement, as amended and modified by the Amendments;

(c) Except as expressly set forth in this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; and

(d) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 9. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable and documented fees and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 10.5 of the Credit Agreement.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 11. Amendments; Execution in Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the requisite Lenders in accordance with Section 10.1 of the Credit Agreement. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12. Acknowledgement and Consent. Each of the Loan Parties hereby acknowledges and consents to this Agreement and the amendments to the Credit Agreement contemplated hereby and agrees, with respect to each Loan Document to which it is a party:

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(a) all of its obligations, liabilities and indebtedness under such Loan Documents and its guarantee, if any, of the Obligations shall remain in full force and effect on a continuous basis after giving effect to this Agreement and the Second Amendment Effective Date; and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Agreement and the Second Amendment Effective Date, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties here

to have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

GARTNER, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: Chief Financial Officer

COMPUTER FINANCIAL CONSULTANTS, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: President

THE RESEARCH BOARD, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: President

SOFTWARE ADVICE, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: President

DATAQUEST, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: President

CAPTERRA, INC.

By: /s/ Craig W. Safian
Name: Craig W. Safian
Title: President

[Second Amendment – Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director

[Second Amendment – Signature Page]

JPMORGAN CHASE BANK, N.A., as Extended Term Lender

By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director

[Second Amendment – Signature Page]

JPMORGAN CHASE BANK, N.A., as Extended Revolving Lender

By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director

[Second Amendment – Signature Page]

Citizens Bank NA, as an Extended Term Lender

By: /s/ Patricia F. Grieve
Name: Patricia F. Grieve
Title: Vice President

Citizens Bank NA, as an Extended Revolving Lender

By: /s/ Patricia F. Grieve
Name: Patricia F. Grieve
Title: Vice President

[Second Amendment – Signature Page]

TD Bank, N.A., as an Extended Term Lender

By: /s/ Matt Waszmer
Name: Matt Waszmer
Title: Senior Vice President

TD Bank, N.A., as an Extended Revolving Lender

By: /s/ Matt Waszmer
Name: Matt Waszmer
Title: Senior Vice President

[Second Amendment – Signature Page]

U.S. Bank National Association, as an Extended Term Lender

By: /s/ Richard J Ameny Jr.
Name: Richard J. Ameny Jr.
Title: Vice President

U.S. Bank National Association, as an Extended Revolving Lender

By: /s/ Richard J Ameny Jr.
Name: Richard J. Ameny Jr.
Title: Vice President

[Second Amendment – Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Extended Term Lender

By: /s/ Melinda A. White
Name: Melinda A. White
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Extended Revolving Lender

By: /s/ Melinda A. White
Name: Melinda A. White
Title: Senior Vice President

[Second Amendment – Signature Page]

BANK OF AMERICA, N.A., as an Extended Term Lender

By: /s/ Christopher T. Phelan
Name: Christopher T. Phelan
Title: Senior Vice President

BANK OF AMERICA, N.A., as an Extended Revolving Lender

By: /s/ Christopher T. Phelan
Name: Christopher T. Phelan
Title: Senior Vice President

[Second Amendment – Signature Page]

SunTrust Bank, as an Extended Term Lender

By: /s/ Sheryl Squires Kerley
Name: Sheryl Squires Kerley
Title: Vice President

SunTrust Bank, as an Extended Revolving Lender

By: /s/ Sheryl Squires Kerley
Name: Sheryl Squires Kerley
Title: Vice President

[Second Amendment – Signature Page]

PNC Bank, National Association, as an Extended Term Lender

By: /s/ Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

PNC Bank, National Association, as an Extended Revolving Lender

By: /s/ Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

[Second Amendment – Signature Page]

Citibank, N.A., as an Extended Term Lender

By: /s/ Brian G. Williams
Name: Brian G. Williams
Title: Senior Vice President

Citibank, N.A., as an Extended Revolving Lender

By: /s/ Brian G. Williams
Name: Brian G. Williams
Title: Senior Vice President

[Second Amendment – Signature Page]

GOLDMAN SACHS BANK USA, as an Extended Term Lender

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as an Extended Revolving Lender

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Second Amendment – Signature Page]

BMO Harris Bank, N.A., as an Extended Term Lender

By: /s/ Christina Boyle
Name: Christina Boyle
Title: Managing Director

BMO Harris Bank, N.A., as an Extended Revolving Lender

By: /s/ Christina Boyle
Name: Christina Boyle
Title: Managing Director

[Second Amendment – Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION, as an Extended Revolving Lender

By: /s/ Robert J Levins
Name: Robert J Levins #21435
Title: Senior Portfolio Manager

[Second Amendment – Signature Page]

People’s United Bank, N.A., as an Extended Term Lender

By: /s/ James Riley
Name: James Riley
Title: Senior Vice President

People’s United Bank, N.A., as an Extended Revolving Lender

By: /s/ James Riley
Name: James Riley
Title: Senior Vice President

[Second Amendment – Signature Page]

Webster Bank NA, as an Extended Term Lender

By: /s/ George G. Sims
Name: George G. Sims
Title: Senior Vice President

Webster Bank NA, as an Extended Revolving Lender

By: /s/ George G. Sims
Name: George G. Sims
Title: Senior Vice President

[Second Amendment – Signature Page]

EXHIBIT A TO

SECOND AMENDMENT

$1,800,000,000

CREDIT AGREEMENT

among

GARTNER, INC.,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIZENS BANK, N.A., TD BANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION

as Co-Syndication Agents,

BANK OF AMERICA, N.A., SUNTRUST BANK and PNC BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of June 17, 2016

as amended by the First Amendment, dated as of January 20, 2017 and the Second Amendment, dated as of

March 20, 2017

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, CITIZENS BANK, N.A.,

TD SECURITIES (USA) LLC and U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

and

JPMORGAN CHASE BANK, N.A.

as Sole Lead Arranger and Bookrunner with respect to the First Amendment and Second Amendment

SCHEDULES:

1.1A	Commitments
3.9	Existing Letters of Credit
4.6	Litigation
4.10	Tax Claims
4.15	Subsidiaries
4.21	Perfection requirements
7.2(d)	Existing Indebtedness
7.3(h)	Existing Liens
7.8(e)	Existing Investments

EXHIBITS:

A	~~Form of Guarantee and Collateral Agreement~~[Reserved]
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Assignment and Assumption
E	Form of Legal Opinion of Sullivan & Cromwell LLP
F	Form of Exemption Certificate
G	Form of Increasing Lender Supplement
H	Form of Augmenting Lender Supplement

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“Administrative Agent”: JPMorgan Chase Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Initial Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time; provided, that in the case of Section 2.21 when a Defaulting Lender shall exist, “Aggregate Exposure Percentage” shall mean the percentage of the Aggregate Exposure of all Lenders (disregarding any Defaulting Lender’s Aggregate Exposure) represented by such Lender’s Aggregate Exposure. If the Commitments have terminated or expired, the Aggregate Exposure Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (i) for each Type of Revolving Loan or the Commitment Fee Rate, the rate per annum set forth under the relevant column heading in the pricing grid immediately below~~:~~; and

Level	Consolidated	Applicable Margin	Applicable Margin	Commitment Fee
	Leverage Ratio	for Eurodollar	for ABR Revolving	Rate
		Revolving Loans	Loans
I	≥ 5.00 to 1.00	3.00%	2.00%	0.50%
	> 4.50 to 1.00			0.40%
II	< 5.00 to 1.00	2.50%	1.50%
	> 4.00 to 1.00			0.35%
III	≤ 4.50 to 1.00	2.00%	1.00%

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	> 3.50 to 1.00			0.30%
IV	≤ 4.00 to 1.00	1.75%	0.75%
	> 2.75 to 1.00			0.25%
V	≤ 3.50 to 1.00	1.50%	0.50%
	> 1.75 to 1.00
VI	≤ 2.75 to 1.00	1.375%	0.375%	0.20%
	> 0.75 to 1.00
VII	≤ 1.75 to 1.00	1.25%	0.25%	0.175%
VIII	≤ 0.75 to 1.00	1.125%	0.125%	0.15%

(ii) for each Type of Term Loan, the rate per annum set forth under the relevant column heading in the pricing grid immediately below:

Level	Consolidated	Applicable Margin	Applicable Margin
	Leverage Ratio	for Eurodollar Term	for ABR Term
		Loans	Loans
I	≥ 5.00 to 1.00	2.50%	1.50%
	> 4.00 to 1.00
II	< 5.00 to 1.00	2.00%	1.00%
	> 3.50 to 1.00
III	≤ 4.00 to 1.00	1.75%	0.75%
	> 2.75 to 1.00
IV	≤ 3.50 to 1.00	1.50%	0.50%
	> 1.75 to 1.00
V	≤ 2.75 to 1.00	1.375%	0.375%
	> 0.75 to 1.00
VI	≤ 1.75 to 1.00	1.25%	0.25%
VII	≤ 0.75 to 1.00	1.125%	0.125%

Changes in the Applicable Margin and the Commitment Fee Rate in either pricing grid above resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest Applicable Margin and Commitment Fee Rate shall apply. Each

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determination of the Consolidated Leverage Ratio pursuant hereto shall be made in a manner consistent with the determination thereof pursuant to Section 7.1(a) (for the avoidance of doubt, without giving effect to the first proviso of the definition of “Consolidated Total Debt”). In the event that any financial statement or certification delivered pursuant to Section 6.2(a) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, the Borrower shall immediately (a) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected Compliance Certificate, and (c) immediately pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto. Notwithstanding anything else in this definition of “Applicable Margin” to the contrary, the Applicable Margin for each Type of Revolving Loan or the Commitment Fee Rate and each Type of Term Loan will be determined based upon Level II of each corresponding pricing grid above immediately upon the date of the consummation of the CEB Acquisition until the first Adjustment Date occurring thereafter.

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

“Approved Fund”: as defined in Section 10.6(b).

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e) or (g) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $150,000,000.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Augmenting Revolving Lender”: as defined in Section 2.4(b).

“Augmenting Term Lender”: as defined in Section 2.1(b).

“Available Amount”: an amount equal to the sum of (a) $100,000,000 and (b) commencing with the date of delivery of the financial statements pursuant to Section 6.1(a) for the fiscal year of the Borrower ending December 31, 2018, the Available Excess Cash Flow Percentage of Excess Cash Flow for such fiscal year and each subsequent fiscal year.

“Available Excess Cash Flow Percentage”: as to any fiscal year, (a) if the Consolidated Secured Leverage Ratio is greater than 3.00:1.00 at the end of such fiscal year, 50%, (b) if the Consolidated Secured Leverage Ratio is less than or equal to 3.00:1.00 and greater than 2.50:1.00 at the end of such fiscal year, 75% and (c) if the Consolidated Secured Leverage Ratio is less than or equal to 2.50:1.00 at the end of such fiscal year, 100%

becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Existing Credit Agreement”: the credit agreement dated as of December 16, 2014, among the Borrower, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and the other agents party thereto, as amended.

“Existing Letters of Credit”: those letters of credit individually described on Schedule 3.9.

“Facility”: each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) ~~and~~, (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) any additional facility established pursuant to an Incremental Amendment (including to the extent applicable, without limitation, the Term Loan B Facility).

“FATCA”: (a) Sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the United States government or the government or tax authority of any other jurisdiction.

“Federal Funds Effective Rate”: the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Payment Date”: (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

“First Amendment Effective Date”: as the term “Final Amendment Effective Date” is defined in the First Amendment.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco”: any Domestic Subsidiary of the Borrower all or substantially all of whose assets consist of Capital Stock of one or more Foreign Subsidiaries that are “controlled foreign corporations” as defined in Section 957 of the Code.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by (x) the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or (y) the adoption by the Borrower of International Financial Reporting Standards.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its respective Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement ~~to be executed and delivered~~, dated as of June 17, 2016, by the Borrower and each Subsidiary Guarantor, ~~substantially in the form of Exhibit A~~as amended, amended and restated or replaced from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation (other than, with respect to any guaranteeing person, any Excluded Swap Obligations of such guaranteeing person), including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“High Yield Bridge Facility”: that certain high yield senior unsecured bridge facility to be provided on the First Amendment Effective Date by JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and/or certain other financial institutions in an aggregate principal amount of up to $600,000,000, the

Borrower), whether contingent or not, prior to the date that is 91 days after the later of the Revolving Termination Date or Term Loan Maturity Date and (b) is in the Borrower’s good faith opinion on terms and conditions customary in the relevant capital markets for preferred stock issued by issuers similar to the Borrower.

“Permitted Sale Leaseback”: any sale-leaseback transaction consummated by the Borrower or any of its Subsidiaries after the Initial Closing Date; provided that, at the time of the consummation of such sale-leaseback transaction, the aggregate amount of Net Cash Proceeds received from all such sale-leaseback transactions do not exceed 5.0% of the consolidated total assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter immediately prior to the date of such sale-leaseback transaction for which financial statements have been delivered pursuant to Section 6.1; provided, further, that any such sale-leaseback transactions not among the Borrower or its Subsidiaries must be consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Subsidiary.

“Permitted Senior Unsecured Debt”: senior unsecured Indebtedness of a Loan Party that (a) requires no scheduled cash payments of principal and no mandatory repurchase or redemption obligations prior to the date that is 91 days after the later of the Revolving Termination Date or Term Loan Maturity Date, other than in connection with a change of control of Borrower or similar event, an asset disposition or, if the Indebtedness is incurred to finance a Permitted Acquisition (or refinance, replace, modify, repay, redeem, refund, renew or extend Indebtedness in connection therewith) ~~and related costs, fees, expenses, premiums and accrued but unpaid interest (including any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension thereof)~~, subject to conditions relating to the non-occurrence of such Permitted Acquisition, and (b) does not impose financial “maintenance” (as distinct from “incurrence”) covenants on the Borrower or any of the Subsidiaries that are more restrictive than the maintenance covenants herein; provided that the payment of the proceeds of such Indebtedness into escrow and grant of security in connection therewith to secure the applicable Permitted Senior Unsecured Debt prior to closing of a Permitted Acquisition (including any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension of Indebtedness in connection therewith) intended to be funded in whole or part with the proceeds of such Indebtedness shall not be deemed to result in such Indebtedness being deemed secured for purposes hereof for so long as such escrow remains in effect.

“Permitted Senior Unsecured Notes”: the senior unsecured notes to be issued and sold on or prior to the First Amendment Effective Date pursuant to a Rule 144A (with or without registration rights) or other private placement, the proceeds of which are intended to finance the Transactions and Transaction Costs (including, subject to the following proviso, any interim unsecured bridge financing entered into or incurred in lieu thereof); provided that the aggregate gross proceeds of the Permitted Senior Unsecured Notes may not exceed $600,000,000 unless~~, on or prior to the date of such issuance,~~ either (i) the amount of committed financing provided to the Borrower by JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and/or certain other financial institutions for purposes of consummating the Transactions and Transaction Costs is reduced by the amount of such excess, (ii) the contemplated amount of Revolving Extensions of Credit under the Revolving Facility previously identified by the Borrower to the Administrative Agent as a source of financing in part for the Transactions and Transaction Costs is reduced by the amount of such excess and/or (iii) the Borrower repays principal amounts outstanding under the Revolving Facility in the amount of such excess (or, to the extent the aggregate principal amount outstanding under the Revolving Facility is less than the amount of such excess, holds or funds into escrow Unrestricted Cash pending completion of the CEB Acquisition in the amount of the difference); provided further, the payment of proceeds of such notes into escrow and grant of security to secure the Permitted Senior Unsecured Notes in connection therewith prior to consummation of the Transactions shall not be deemed to result in such notes being deemed secured for purposes hereof for so long as such escrow remains in effect.

“Permitted Subordinated Debt”: unsecured Indebtedness subordinated to the Obligations that (a) requires no scheduled cash payments of principal and no mandatory repurchase or redemption obligations prior to the date that is 91 days after the later of the Revolving Termination Date or Term Loan Maturity Date, other than in connection with a change of control of Borrower or similar event, an asset disposition or, if the Indebtedness is incurred to finance a Permitted Acquisition (or refinance, replace, modify, repay, redeem, refund, renew or extend Indebtedness in connection therewith) ~~and related costs, fees, expenses, premiums and accrued but unpaid interest (including any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension thereof)~~, subject to conditions relating to the non-occurrence of such Permitted Acquisition, (b) does not impose financial “maintenance” (as distinct from “incurrence”) covenants on the Borrower or any of the Subsidiaries that are more restrictive than the maintenance covenants herein, and (c) contains customary subordination terms that are reasonably acceptable to the Administrative Agent.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Pro Forma Basis”: with respect to any calculation required by the terms of this Agreement to be made on a Pro Forma Basis, that such calculation shall be made after taking into account (a) any Specified Transaction, (b) any Operating Expense Initiative and (c) any repayment, redemption, repurchase, retirement, defeasance, discharge or incurrence of Indebtedness that has occurred on or by such time, as though such Specified Transaction, Operating Expense Initiative, repayment, redemption, repurchase, retirement, discharge or incurrence had occurred at or prior to such date or on the first day of such period, as the case may be, including pro forma adjustments arising out of events attributable to or actions taken in connection with such Specified Transaction, Operating Expense Initiative or such repayment, redemption, repurchase, retirement, defeasance, discharge or incurrence of Indebtedness; provided that, at the time of any calculation of Consolidated Net Income, any repayment, redemption, repurchase, retirement, defeasance or discharge of Indebtedness expected to be made within ten Business Days of the sale of any Subsidiary or line of business acquired as part of the Transactions that is or becomes accounted for as a discontinued operation because it is being held for sale with the Net Cash Proceeds of the sale of such asset shall be reflected for the purpose of any compliance or ratio test as if such prepayment had occurred on the first day of the applicable period (it being understood that if such prepayment is not made within such ten Business Day period, then Consolidated Net Income shall be recalculated at such time without giving effect to such prepayment). Upon giving effect to a Specified Transaction on a “Pro Forma Basis,” (i) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such Specified Transaction (or any other transaction that occurred during

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $1,200,000,000.

“Revolving Commitment Increase”: as defined in Section 2.4.

“Revolving Commitment Period”: the period from and including the Initial Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“Revolving Facility”: as defined in the definition of “Facility”.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis. Notwithstanding the foregoing, when a Defaulting Lender shall exist, (i) in the case of Section 2.21, the Revolving Lenders’ Revolving Percentages shall be determined without regard to any Defaulting Lender’s Revolving Commitment and (ii) in the case of the defined term “Revolving Extensions of Credit” (other than as used in Section 2.21(c)) and Section 2.4(a), the Revolving Lenders’ Revolving Percentages shall be adjusted to give effect to any reallocation effected pursuant to Section 2.21(c).

“Revolving Termination Date”: ~~June 17, 2021~~the fifth anniversary of the Second Amendment Effective Date.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment”: that certain Second Amendment to the Credit Agreement, dated March 20, 2017, among the Borrower, each other Loan Party party thereto, the Lenders party thereto, and the Administrative Agent.

“Second Amendment Effective Date”: as defined in the Second Amendment, which date is March 20, 2017.

“Secured Parties”: the collective reference to the Administrative Agent, the Issuing Lenders, the Lenders and any affiliate of any Lender to which Obligations are owed.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person and its subsidiaries, on a consolidated basis, will, as of such date, exceed the amount of all “liabilities of such Person and its subsidiaries, on a consolidated basis, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person and its subsidiaries, on a consolidated basis, will, as of such date, be greater than the amount that will be required to pay the liability of such Person and its subsidiaries, on a consolidated basis, on its debts as such debts become absolute and matured, (c) such Person and its subsidiaries, on a consolidated basis, will not have, as of such date, an unreasonably small amount of capital with which to conduct their business, and (d) such Person and its subsidiaries, on a consolidated basis, will be able to pay their debts as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Subsidiary Guarantor and any Lender or Affiliate thereof.

“Specified Swap Agreement”: any Swap Agreement entered into by the Borrower and any Lender or affiliate thereof at the time of entering into such Swap Agreement in respect of interest rates, currency exchange rates or commodity prices.

“Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $600,000,000.

“Term Facility”: as defined in the definition of “Facility”.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: as defined in Section 2.1.

“Term Loan B Facility”: that certain seven-year senior secured term loan B facility to be provided on or prior to the First Amendment Effective Date in an aggregate principal amount of $~~1,375,000,000~~1,400,000,000 (and any other senior secured term loan facility incurred in lieu of all or a portion of such term loan B facility) the proceeds of which are intended to finance the Transactions and the Transaction Costs. For the avoidance of doubt, the Term Loan B Facility may be incurred as an Incremental Term Loan pursuant to an Incremental Amendment hereto.

“Term Loan Maturity Date”: ~~June 17, 2021~~the fifth anniversary of the Second Amendment Effective Date.

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Initial Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding). Notwithstanding the foregoing, when a Defaulting Lender shall exist, (i) in the case of Section 2.21, the Term Lenders’ Term Percentages shall be determined without regard to any Defaulting Lender’s Term Commitment and (ii) in the case of the defined term “Term Extensions of Credit” (other than as used in Section 2.21(c)) and Section 2.4(a), Term Lenders’ Term Percentages shall be adjusted to give effect to any reallocation effected pursuant to Section 2.21(c).

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Transaction Costs”: the fees and expenses incurred by the Borrower in connection with the Transactions and the transactions contemplated thereby.

“Transactions”: (a) the CEB Acquisition and the other transactions contemplated by the Acquisition Agreement, (b) the consummation of the First Amendment and the Second Amendment, (c) the entering into of the Term Loan B Facility, (d) the entering into of the 364-day Bridge Facility, (e) the issuance of the Permitted Senior Unsecured Notes (or the entering into or incurrence of any interim unsecured bridge financing in lieu thereof) and (f) the Debt Repayment.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”: the United States of America.

Date and specifying the amount to be borrowed. The Term Loans made on the Initial Closing Date shall initially be Eurodollar Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Initial Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3 Repayment of Term Loans. The Term Loan of each Lender shall mature in 16 consecutive quarterly installments (with the balance of the Term Loan of each Lender maturing on the Term Loan Maturity Date), each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
~~September 30, 2016~~	$~~7,500,000~~
~~December 31, 2016~~	7,312,500
~~March 31, 2017~~
June 30, 2017

September 30, 2017	$~~7,500,000~~7,312,500
December 31, 2017	$~~7,500,000~~7,312,500
March 31, 2018	$~~7,500,000~~7,312,500
June 30, 2018	$~~7,500,000~~7,312,500
September 30, 2018	$~~7,500,000~~7,312,500
December 31, 2018	$~~7,500,000~~7,312,500
March 31, 2019	$~~7,500,000~~7,312,500
June 30, 2019	$~~11,250,000~~10,968,750
September 30, 2019	$~~11,250,000~~10,968,750
December 31, 2019	$~~11,250,000~~10,968,750
March 31, 2020	$~~11,250,000~~10,968,750
June 30, 2020	$~~15,000,000~~14,625,000
September 30, 2020	$~~15,000,000~~14,625,000
December 31, 2020	$~~15,000,000~~14,625,000
March 31, 2021	$~~15,000,000~~14,625,000
Term Loan Maturity Date	$~~435,000,000~~424,125,000

2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower in Dollars from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the L/C Obligations then outstanding does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

(b) The Borrower may from time to time elect to increase the Revolving Commitments (a “Revolving Commitment Increase”) in a minimum amount of $5,000,000 or such lower amount if such amount represents all remaining availability under the limit set in this Section 2.4(b) so long as, after giving effect thereto, the aggregate amount of the Incremental Extensions of Credit and Revolving Commitment Increases does not exceed (i) $750,000,000 plus (ii) in the event the Term Loan B Facility is incurred as an Incremental Term Loan, $~~1,375,000,000~~1,400,000,000 plus (iii) an additional unlimited amount, provided, that in the case of this clause (iii), (A) at the time of incurrence (or the making of commitments if not drawn in full when committed) on a Pro Forma Basis (assuming that any such Revolving Commitment Increase is drawn in full and excluding the cash proceeds of such Revolving Commitment Increase), the Consolidated Secured Leverage Ratio does not exceed 3.50 to 1.00 as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or 6.1(b) and (B) committed but undrawn amounts for which the requirements in clause (A) are met when committed shall subsequently be available to be drawn without a need to meet such requirements. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Revolving Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Revolving Lender”), to increase their existing Revolving Commitments, or extend Revolving Commitments, as the case may be, provided that (i) each Augmenting Revolving Lender, shall be subject to the approval of the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld) and (ii) (x) in the case of an Increasing Revolving Lender, the Borrower and such Increasing Revolving Lender execute an agreement substantially in the form of Exhibit G hereto, and (y) in the case of an Augmenting Revolving Lender, the Borrower and such Augmenting Revolving Lender execute an agreement substantially in the form of Exhibit H hereto. Increases and new Revolving Commitments created pursuant to this clause shall become effective on the date agreed by the Borrower, the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld) and the relevant Increasing Revolving Lenders or Augmenting Revolving Lenders and the Administrative Agent shall notify each Revolving Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender), shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 5.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) after giving effect to such Revolving Commitment Increase, subject to Section 1.2(e), the Borrower shall be in compliance with Section 7.1, and (iii) the Administrative Agent shall have received documents consistent with those delivered on the Initial Closing Date under Section 5.1(f) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Revolving Lender and Augmenting Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Revolving Lenders, each Revolving Lender’s portion of the outstanding Revolving Loans of all the Revolving Lenders to equal its Revolving Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.5). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.18 if the deemed payment occurs other than on the last day of the related Interest Periods. For the avoidance of doubt, no existing Lender will be required to provide any Revolving Commitment Increase and the Borrower shall have no or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans of any Facility, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Amounts to be applied in connection with prepayments made pursuant to this Section 2.9 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b). Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.9 Mandatory Prepayments and Commitment Reductions. (a) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, and the Consolidated Leverage Ratio of the Borrower for the most recently ended four fiscal quarters is greater than 2.50 to 1.00, then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 50% of such Net Cash Proceeds shall be applied on such date to the prepayment of the Term Loans as set forth in Section 2.9(b); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Term Loans as set forth in Section 2.9(b).

(b) Amounts to be applied in connection with prepayments made pursuant to this Section 2.9 shall be applied to the prepayment of the Term Loans in accordance with Section 2.15(b). Subject to such Section 2.15(b), the application of any prepayment required to be made pursuant to Section 2.9(a) shall be applied to Term Loans under any Facility selected by the Borrower. The application of any prepayment pursuant to this Section 2.9 with respect to a Facility shall be made on a pro rata basis to the then outstanding Term Loans being repaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurodollar Loans. Each prepayment of the Loans under this Section 2.9 with respect to a Facility shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in

2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans under each Facility shall be made pro rata among the Term Lenders under each such Facility according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders with respect to each such Facility. The amount of each principal prepayment of the Term Loans under each Facility shall be applied to reduce the then remaining installments of the Term Loans with respect to such Facility pro rata based upon the then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate setting forth the calculation in reasonable detail as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.15(e), 2.15(f), 3.4, 3.5 or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.20 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.16, or does not consent to any proposed amendment, supplement, modification, consent, or waiver of this Agreement or any other Loan Document requested by the Borrower which requires the consent of (i) each Lender affected thereby or (ii) all the Lenders (including such Lender’s consent) and which has been consented to by the Required Lenders, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment does not conflict with any Requirement of Law, (ii) the Borrower shall be liable to the assigning Lender under Section 2.18 if any Eurodollar Loan owing to such assigning Lender shall be purchased other than on the last day of the Interest Period relating thereto, (iii) until such time as such assignment shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, (iv) if the assignee is not already a Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (v) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (vi) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (vii) any such assignment shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. No action by or consent of the replaced Lender shall be necessary in connection with such removal or assignment, which shall be immediately and automatically effective upon payment of such purchase price~~. In connection with any such assignment, the Borrower, the Administrative Agent,~~ and the receipt of such purchase price by such replaced Lender ~~and the replacement Lender shall otherwise comply with Section 10.6;~~ provided ~~that if~~shall be deemed to be an execution of an Assignment and Assumption by such replaced Lender ~~does not comply with Section 10.6 within three Business Days after the Borrower’s request,~~and the assignee in compliance with Section 10.6 ~~shall not be required to effect~~and the provisions set forth in Exhibit D hereto shall apply mutatis mutandis in regard to such assignment effected hereby. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6;

(b) the Commitments of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Aggregate Exposure Percentages but only to the extent the sum of all non-Defaulting Lenders’ Aggregate Exposure Percentages plus such Defaulting Lender’s L/C Obligations does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 8.1 for so long as such L/C Obligations are outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

5.2 Conditions to Each Extension of Credit. ~~The~~Subject to Section 2.1(b)(iii) (with respect to any Incremental Term Loans), the agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (unless such representations and warranties are already so qualified in which case, such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date unless such representation relates solely to an earlier date, in which case such representation shall be true and correct as of such date; provided that to the extent that each of the Acquisition Facilities and the Permitted Senior Unsecured Notes (or High Yield Bridge Facility) have been drawn or issued, as applicable, in an aggregate principal amount of at least $2,275,000,000 on or prior to the First Amendment Effective Date, the sole representations and warranties which shall be conditions to any extension of credit under the Revolving Facility for the sole purpose of financing the Transactions and the Transaction Costs shall be the Limited Conditionality Representations.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date; provided that to the extent that each of the Acquisition Facilities and the Permitted Senior Unsecured Notes (or High Yield Bridge Facility) have been drawn or issued, as applicable, in an aggregate principal amount of at least $2,275,000,000 on or prior to the First Amendment Effective Date, the conditions precedent set forth in this Section 5.2(b) shall not apply to any extension of credit under the Revolving Facility for the sole purpose of financing the Transactions and the Transaction Costs.

Subject to Section 2.1(b)(iii) (with respect to any Incremental Term Loans), ~~E~~each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than Letters of Credit which have been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Lender thereof) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than pursuant to any Specified Cash Management Agreement), the Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event (i) within 90 days after the end of each fiscal year of the Borrower or (ii) if the Borrower has been granted an extension by the Securities and Exchange Commission permitting the late filing by the Borrower of any annual report on form 10-K the earlier of (x) 120 days after the end of each fiscal year of the Borrower or (y) the last day of any such extension, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than, in each case, any qualification or exception solely with interest); provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed at any one time outstanding when incurred the greater of (A) $~~262,500,000~~300,000,000 and (B) 40.0% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended at or prior to such time and for which financial statements are available, calculated on a Pro Forma Basis;

(i) Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of bank guarantees issued in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the due date thereof;

(j) (i) Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and (ii) Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within 30 days of its incurrence;

(k) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(l) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of equity interests of the Borrower permitted by Section 7.6;

(m) Indebtedness in respect of hedging obligations (to the extent constituting Indebtedness) incurred in the ordinary course of business and not for speculative purposes;

(n) Indebtedness consisting of obligations of the Borrower or its Subsidiaries under earnout obligations, purchase price adjustments, deferred consideration or other similar arrangements incurred by such Person in connection with Permitted Acquisitions and any other Investments permitted hereunder;

(o) Indebtedness in respect of Permitted Subordinated Debt and Permitted Senior Unsecured Debt; provided that, subject to Section 1.2(e), the Borrower shall be in compliance on a Pro Forma Basis with a Consolidated Leverage Ratio not to exceed 5.25 to 1.00 and the covenants set forth in Sections 7.1(b) and (c) after giving effect to the incurrence of any such Permitted Subordinated Debt or such Permitted Senior Unsecured Debt, and any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension of such Indebtedness (including any associated costs, fees, expenses, premiums and accrued but unpaid interest);

(p) Indebtedness of Foreign Subsidiaries, and any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension thereof (including any associated costs, fees, expenses, premiums and accrued but unpaid interest), in an aggregate amount at any time outstanding not to exceed $30,000,000;

may be permitted under the terms of such financings) do not at any time encumber any property other than the property financed by such Indebtedness, replacements, additions and accessions thereto and the proceeds thereof and (iii) the amount of Indebtedness secured thereby is not increased;

(j) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or to secure Indebtedness permitted pursuant to Section 7.2(g); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension thereof not to exceed the outstanding principal amount thereof together with associated costs, fees, expenses, premiums and accrued but unpaid interest;

(k) any judgment Lien not constituting an Event of Default under Section 8.1(h);

(l) any interest or title of a licensor or sublicensor of Intellectual Property or any lessor or sublessor under any license or sublicense agreement (including software and other technology licenses) or lease or sublease entered into by the Borrower or any other Subsidiary in the ordinary course of its business;

(m) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed ~~$150,000,000 at any one time;~~when incurred the greater of (A) $300,000,000 and (B) 40.0% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended at or prior to such time and for which financial statements are available, calculated on a Pro Forma Basis;

(n) Liens granted by a Foreign Subsidiary (i) to the Borrower or any other Subsidiary to secure Indebtedness owed by such Foreign Subsidiary to the Borrower or such other Subsidiary and (ii) in respect of Indebtedness that was incurred in connection with the acquisition of such Foreign Subsidiary pursuant to a Permitted Acquisition in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding, and any refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension thereof;

(o) Liens arising from precautionary UCC (or other similar recording or notice statutes) financing statement filings;

(p) Liens in favor of (i) a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) incurred in the ordinary course of business or arising pursuant to such banking institutions’ general terms and conditions or (ii) a collection bank arising under Section 4-210 of the UCC on the items in the course of collection;

(q) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.8, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted by Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(e) Investments in existence on the date hereof listed on Schedule 7.8(e) and any modification, replacement, renewal or extension thereof;

(f) intercompany Investments by any Group Member in the Borrower or any Person that, prior to, or after giving effect to, such investment, is a Wholly Owned Subsidiary Guarantor;

(g) intercompany Investments by any Group Member in a Subsidiary that is not a Wholly Owned Subsidiary Guarantor; provided that the aggregate amount of such Investments (excluding all such Investments otherwise permitted pursuant to this Section 7.8), less any cash return on Investments received after the date hereof, shall not at the time of the making of any such Investment exceed the greater of (i) $~~300,000,000~~337,500,000 and (ii) 45.0% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such time for which financial statements are available, calculated on a Pro Forma Basis;

(h) Investments consisting of deposit or securities accounts maintained in the ordinary course of business;

(i) any acquisition of any assets or capital stock of another Person (including as a result of merger or otherwise); provided that (i) subject to Section 1.2(e), the Borrower shall be in compliance on a Pro Forma Basis with a (x) Consolidated Leverage Ratio of not more than 4.50 to 1.00, (y) Consolidated Secured Leverage Ratio of not more than 3.50 to 1.00 and (z) Consolidated Interest Expense Ratio of not less than 3.25 to 1.00, in each case, after giving effect to such acquisition for which financial statements are available as if such acquisition occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended prior to such acquisition; and (ii) if such acquisition would require the Borrower to provide pro forma financial information regarding such acquisition in a current report on Form 8-K, quarterly report on Form 10-Q, or annual report on Form 10-K filed with the SEC, the Borrower shall have delivered a certificate of a Responsible Officer certifying the Borrower’s pro forma compliance described in clause (i) above and containing all information and calculations necessary for determining such compliance;

(j) Investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(k) Investments in exchange for, or made with the proceeds (within 180 days of receipt) of, existing Investments which are of at least equivalent market value (as reasonably determined by the Borrower’s chief financial officer, chief executive officer, corporate controller or president as at the time of exchange or disposition) as such existing Investments and are of the same type and nature as such existing Investment;

(l) Investments by the Borrower or any Domestic Subsidiary in any Foreign Subsidiary in connection with any Permitted Acquisition or Investment permitted by this Section 7.8; provided that the proceeds of such Investments shall be used directly or indirectly through one or more Subsidiaries solely for the purpose of paying the consideration and transaction costs related to such Permitted Acquisition or Investment permitted by this Section 7.8;

(m) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary trade arrangements with customers consistent with past practices, (iii) extensions of credit in the nature of the performance of bids and (iv) Investments received in satisfaction or partial satisfaction of amounts owing from financially troubled account

Section 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Co-Syndication Agents and Co-Documentation Agents. The Co-Syndication Agents and Co-Documentation Agents shall have no duties or responsibilities hereunder in their capacity as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders,” consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release or limit the Borrower or any Subsidiary Guarantor that is a Material Subsidiary from its obligations under the Guarantee and Collateral Agreement (other than pursuant to Section 10.14 hereof), in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.15 without the written consent of all Lenders under each Facility adversely affected thereby; (v) reduce the amount of Net Cash Proceeds required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility; (vi) reduce the percentage specified in the definition of “Majority Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (viii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (ix) amend, modify or waive any provision of Section 2.21 without the written consent of the Issuing Lender and the Administrative Agent. Notwithstanding the foregoing, the terms applicable solely to any Facility may be amended with the consent of the Majority Facility Lenders with respect to such Facility (and shall not require the consent of other Lenders). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding this Section 10.1, the Commitments of any Defaulting Lender shall be disregarded for all purposes of any determination of whether the Required Lenders have taken or may take any action hereunder (including any consent to any waiver, amendment, supplement or modification pursuant to this Section 10.1); provided that any waiver, amendment, supplement or modification of the type described in clause (i) of this Section 10.1 shall require the consent of any Defaulting Lender.

Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (~~a~~i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (~~b~~ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders~~. The~~ and (b) the Borrower may enter in Incremental Amendments in accordance with Section 2.1, including to provide for the Term Loan B Facilities as contemplated therein, and to amend any other Loan Documents as may be appropriate in connection therewith, and such Incremental Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case without any further action or consent of any other party to the Loan Documents.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension of all or a portion of the outstanding Term Loans having the same terms (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans and (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing, replacement, modification, repayment, redemption, refunding, renewal or extension.

Further, notwithstanding anything to the contrary contained in this Section 10.1, this Agreement may be amended to extend the maturity date of outstanding Term Loans and/or Revolving Commitments pursuant to one or more offers made from time to time by the Borrower to all the Lenders on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments) and on the same terms to each such Lender, with the written consent of the Administrative Agent, the Borrowers and each of the Lenders holding Loans having an extended maturity date. Each group of Term Loans or Revolving Commitments so extended shall constitute a separate tranche with the same terms as the original Term Loans or Revolving Commitments.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person or any Disqualified Institutions (except to the extent the Borrower has consented to such assignment to a Disqualified Institution, it being understood that the list of Disqualified Institutions shall be available to all Lenders and may be provided to Lenders through electronic communication); provided that, notwithstanding anything to the contrary, the Administrative Agent shall not have any obligation to determine whether any potential assignee is a Disqualified Institution or any liability with respect to any assignment made to a Disqualified Institution) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 8.1(a) or (f) has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ~~ten~~five Business ~~d~~Days after having received notice thereof;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Lender (such consent not to be unreasonably withheld), provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Term Facility, $~~1,000,000~~250,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or (f) has occurred and is compliance with Section 7.5 ~~or~~, (iii) under the circumstances described in paragraph (b) below or (iv) under the circumstances described in Section 8.15 of the Guarantee and Collateral Agreement.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (including obligations under or in respect of Specified Swap Agreements, but not including contingent obligations for which no claim has been made or pursuant to Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or any Letters of Credit that are outstanding shall have been cash collateralized or backstopped in a manner reasonably acceptable to the Issuing Lender thereof), (i) the Collateral shall be released from all Liens created under the Security Documents and (ii) the Guarantees, the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.15 Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing any such information (a) to the Administrative Agent, any other Issuing Lender or any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section or provisions no less restrictive than those in this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. “Information” means all information received from any Loan Parties or its Affiliates or its Affiliates’ directors, officers, employees, trustees or agents, relating to the Borrower or any of its Subsidiaries or their business, other than any such information that is publicly available to the Administrative Agent, any Issuing Lender or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.15 and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

EXHIBIT B TO

SECOND AMENDMENT

GUARANTEE AND COLLATERAL AGREEMENT

made by

GARTNER, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of June 17, 2016

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements or any Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that for the purposes of determining any Guarantor Obligations of any Guarantor, the definition of “Borrower Obligations” shall no create any guarantee by such Guarantor of any Excluded Swap Obligation of such Guarantor.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office (including, without limitation, those United States copyright registrations and applications for registration listed in Schedule 6), and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to distribute, exploit and sell materials derived from any Copyright (including, without limitation, those listed in Schedule 6).

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Collateral”: unless otherwise agreed by the Borrower and the Administrative Agent, (a) any owned or leased real property or any other interest in real property, (b) motor vehicles and other assets subject to certificates of title, (c) any Letter-of-Credit Rights (except to the extent perfection can be obtained by filing financing statements under the UCC) and Commercial Tort Claims with a potential value below $~~10,000,000~~20,000,000, (d) any property to the extent that the grant of a security interest in which is prohibited by applicable law, requires a consent not obtained of any Governmental Authority pursuant to such applicable law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, (e) margin stock and Capital Stock in any Person (other than any wholly-owned Subsidiary of the Borrower) to the extent not permitted by the terms of such Person’s the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of any Grantor’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law, or any intellectual property or rights therein or thereto if the grant of a Lien on or security interest in such intellectual property would result in the cancellation or voiding of such intellectual property or such rights and (ii) any Excluded Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Lenders and the Issuing Lenders to enter into the Credit Agreement and to induce the Lenders and Issuing Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent, each Lender and each Issuing Lender that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. None of the Grantors have filed or consented to the filing of any financing statement or other public notice with respect to all or any part of the Collateral in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. Without limiting the foregoing, for the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to practice or use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understand that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, in each case, to the extent such security interests may be perfected by such filings and other actions and (b) are prior to all other Liens on the Collateral in existence on the date hereof except Liens permitted by the Credit Agreement.

4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

4.4 Equipment. On the date hereof, the Equipment in excess of $~~10,000,000~~20,000,000 (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor except that, in the case of Foreign Subsidiary Voting Stock of Issuers that are Foreign

Subsidiaries or Foreign Subsidiary Holdcos, the shares of Foreign Subsidiary Voting Stock of such Issuers pledged by such Grantor hereunder constitute 66% of all the issued and outstanding Foreign Subsidiary Voting Stock of such Issuers (or, if such Grantor owns less than 66% of the issued and outstanding Foreign Subsidiary Voting Stock of any Issuer that is a Foreign Subsidiary, the shares of Foreign Subsidiaries Voting Stock of such Issuer pledged by such Grantor hereunder constitute all the issued and outstanding Foreign Subsidiary Voting Stock of such Issuer that is owned by such Grantor).

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.6 Intellectual Property. (a) Schedule 6 lists all Grantor Registered Intellectual Property and all Copyright Licenses, Trademark Licenses and Patent Licenses under which any Grantor is the exclusive licensee of a U.S. registered Copyright, Trademark and/or Patent or applications therefor.

(b) All Grantor Registered Intellectual Property is subsisting and unexpired and, to the knowledge of the owning Grantor, valid and enforceable.

(c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel the validity of, or such Grantor’s rights in, any Grantor Registered Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(d) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, (i) seeking to limit or cancel the validity of any Grantor Registered Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding (other then Letters of Credit which have been cash collateralized in a manner reasonably acceptable to the Issuing Lender) and the Commitments shall have terminated:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any Grantor shall at any time hold or acquire any Instrument, Certificated Security or Chattel Paper constituting Collateral and evidencing an amount in excess of $~~10,000,000~~20,000,000 payable, such Grantor shall promptly arrange for Instrument, Certificated Security or Chattel Paper to be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall (i) maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and (ii) use commercially reasonable efforts necessary to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Annually, at the time of the delivery of the Borrower’s annual financial statements with respect to the preceding fiscal year pursuant to Section 6.1(a) of the Credit Agreement, such Grantor will furnish to the Administrative Agent and the Lenders statements and schedules which provide the information on the assets and property of such Grantor in reasonable detail consistent with that provided in the Schedules hereto or confirm that there has been no change in such information since the date on which the Grantor provided information to the Administrative Agent and the Lenders pursuant to this Section 5.2(b) (other than the information on Schedule 5, which shall not be subject to any such annual update or confirmation).

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and cause to be filed or recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining and maintaining the security interest created by this Agreement over the Collateral as a perfected security having at least the priority described in Section 4.2 and preserving the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Letter-of-Credit Rights and any other relevant Collateral (other than any Excluded Collateral) for which “control” (within the meaning of the applicable UCC) is required for perfection under the applicable UCC, taking any actions necessary to enable the Administrative Agent to obtain “control” with respect thereto.

5.3 Changes in Name, etc. Within 30 days of changing (i) its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) its name, such Grantor will provide written notice the Administrative Agent of such change and deliver to the Administrative Agent all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

5.4 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, upon becoming aware, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.5 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Grantor Registered Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office or acquire a registration of or application for any such Intellectual Property, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing or acquisition occurs for Patents and Trademarks. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Copyright, Patent or Trademark, as applicable.

(g) Such Grantor will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Grantor Registered Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, other than abandonment of any Grantor Registered Intellectual Property at the end of the applicable statutory term or upon any final rejection during prosecution, and, with respect to any pending application included in the Grantor Registered Intellectual Property that is not material to the owning Grantor, any abandonment in the ordinary course of business.

(h) In the event that any of its material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, if consistent with reasonable business judgment under the circumstances, sue for infringement, misappropriation or dilution or seek injunctive relief where appropriate and attempt to recover any and all damages for such infringement, misappropriation or dilution.

5.7 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $~~10,000,000~~20,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6. REMEDIAL PROVISIONS

6.1 Receivables. (a) At any time after the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, a Grantor shall (i) promptly (and, in any event, within two Business Days) deposit the Proceeds of any payment of Receivables collected by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) hold such Proceeds in trust for the Administrative Agent and the Lenders. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If (i) any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, (ii) a Grantor is released from its obligations hereunder with respect to the Liens or the Collateral granted by such Grantor (including pursuant to the following sentence) or (iii) any assets previously constituting Collateral are or become Excluded Collateral, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder: (i) in the event that all the Capital Stock or all or substantially all of the assets of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement or (ii) at the request of the Borrower, if such Subsidiary Guarantor is not, at the time of such release, a Material Subsidiary; provided that the Borrower shall have delivered to the Administrative Agent~~, at least ten Business Days prior to the date of the proposed release,~~ a written request for release identifying the relevant Subsidiary Guarantor ~~and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith~~, together with a certification by the Borrower stating that such ~~transaction~~release is in compliance with ~~the Credit~~this Agreement ~~and the other Loan Documents~~.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.